SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3D

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CASEY'S GENERAL STORES, INC.
             ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                      IOWA
              ----------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                    42-0935283
         ---------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                  One Convenience Boulevard, Ankeny, Iowa 50021
                            Telephone: (515) 965-6100
         ----------------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

         Donald F. Lamberti, One Convenience Boulevard, Ankeny, Iowa 50021
                           Telephone: (515) 965-6100
         -----------------------------------------------------------------
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  /   /



                         Calculation of Registration Fee

-----------------------------------------------------------------------------
Title of                        Proposed          Proposed
each class                      maximum           maximum           Amount
of securities     Amount to be  offering          aggregate         registration
to be registered  registered    price per unit 1  offering price 1  fee 1

Common Stock      500,000       $23.75            $11,875,000       $3,598.49
-------------------------------------------------------------------------------

1 Pursuant to Rule 457(c), the proposed maximum offering price per share, proposed maximum aggregate offering price and the registration fee are based on the average of the high and low sales price for Casey's General Stores, Inc. Common Stock as reported on the NASDAQ National Market System for September 8, 1997.

PROSPECTUS                         [CASEY'S LOGO]






                          CASEY'S GENERAL STORES, INC.
                   -------------------------------------------

                  Dividend Reinvestment and Stock Purchase Plan
                   -------------------------------------------

                                 500,000 shares
                                  Common Stock
                                 (No Par Value)

         The Dividend Reinvestment and Stock Purchase Plan ("Plan") of Casey's General Stores, Inc. and its subsidiaries (the "Company") provides individual investors with a variety of services, including (1) automatic reinvestment of dividends paid on shares of Casey's General Stores, Inc. Common Stock ("Common Stock"), (2) a means of making optional cash payments of up to $10,000 per quarter, (3) a free custodian service for depositing Common Stock certificates with the Administrator for safekeeping, (4) the ability to sell shares of Common Stock through the Plan and (5) the ability for employees of the Company to purchase their initial shares of Common Stock directly through the Plan.

         No brokerage commissions, fees or service charges will be charged to participants for purchases of shares of Common Stock made under the Plan. Shares of Common Stock may be purchased under the Plan from the Company or in the open market or privately negotiated transactions. The price of Common Stock purchased from the Company under the Plan will be the average of the high and low sales prices of shares of Common Stock on the relevant Investment Date (as defined herein), as reported in The Wall Street Journal for NASDAQ National Market System transactions. The price of shares of Common Stock purchased in the open market or from private sources will be the weighted average cost of all shares so purchased in relation to the relevant Investment Date. There is no discount on any purchases.

         All terms and conditions governing the Plan are contained in this Prospectus. It is suggested that this Prospectus be retained for future reference.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is September 11, 1997.

                          CASEY'S GENERAL STORES, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


                                TABLE OF CONTENTS

Available Information                                                    2
Incorporation of Certain Documents by Reference                          3
The Company                                                              4
Use of Proceeds                                                          4
The Plan                                                                 5
Federal Income Tax Consequences                                         16
Description of Capital Stock                                            17
Indemnification                                                         18
Legal Opinion and Experts                                               19



                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained from the Commission at prescribed rates. Written requests for such material should be addressed to the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that provides public access to such materials.

         The Company has filed with the Commission a Registration Statement with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information in the Registration Statement and in the exhibits thereof. For further information, reference is made to the Registration Statement and to the exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such documents may also be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997;

         2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1997; and

         3. The description of the Common Share Purchase Rights associated with the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed June 19, 1989, as amended.

         All reports and other documents subsequently filed by the Company pursuant to sections 13, 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the Common Stock hereby offered shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Such documents, and the documents listed above, are hereinafter referred to as "Incorporated Documents." Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

         The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more Incorporated Documents; accordingly, such information contained herein is qualified in its entirety by reference to Incorporated Documents and should be read in conjunction therewith.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO CORPORATE SECRETARY, CASEY'S GENERAL STORES, INC., ONE CONVENIENCE BOULEVARD, ANKENY, IOWA 50021 (TELEPHONE: (515) 965-6100).

                                   THE COMPANY

         Casey's General Stores, Inc. ("Casey's") and its two wholly-owned subsidiaries, Casey's Marketing Company (the "Marketing Company") and Casey's Services Company (the "Services Company") (Casey's, together with the Marketing Company and the Services Company, shall be referred to herein as the "Company"), operate convenience stores under the name "Casey's General Store" in nine Midwestern states, primarily Iowa, Missouri and Illinois. The stores carry a broad selection of food (including freshly prepared foods such as pizza, donuts and sandwiches), beverages, tobacco products, health and beauty aids, automotive products and other non-food items. In addition, all stores offer gasoline for sale on a self-service basis.

         On April 30, 1997, there were a total of 1,042 Casey's General Stores in operation, of which 878 were operated by the Company ("Company Stores") and 164 stores were operated by franchisees ("Franchised Stores"). There were 70 Company Stores and 1 Franchised Store newly opened in fiscal 1997. The Company operates a central warehouse, the Casey's Distribution Center, adjacent to its Corporate Headquarters facility in Ankeny, Iowa through which it supplies grocery and general merchandise items to Company and Franchised Stores.

         Approximately 71% of all Casey's General Stores are located in areas with populations of fewer than 5,000 persons, while approximately 7% of all stores are located in communities with populations exceeding 20,000 persons.


                                 USE OF PROCEEDS

         The Company does not know either the number of shares that may ultimately be purchased under the Plan or the prices at which such shares will be purchased. If the Company issues new shares of Common Stock under the Plan, the net proceeds will be added to the general funds of the Company and used for general corporate purposes.

                                    THE PLAN

         The Dividend Reinvestment and Stock Purchase Plan (the "Plan") consists in its entirety of the questions and answers appearing below. The Plan was approved by the Company's Board of Directors on August 25, 1997.


                                     Purpose

1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide participants with a simple and convenient method of purchasing shares of the Company's Common Stock and to enable shareholders of record to invest their quarterly dividends or to make optional cash payments, or both, thereby increasing their ownership of shares of Common Stock, without payment of any brokerage commission or service charge.


                                    Features

2.       What are some of the features of the Plan?

         Participants in the Plan may (a) have cash dividends on all or less than all of their shares of Common Stock automatically reinvested or (b) invest optional cash payments, not to exceed $10,000 per quarter (minimum payment of $50) or (c) both reinvest cash dividends and invest optional cash payments. The Plan permits participants to make optional cash payments without reinvesting any of their cash dividends, except that the dividends on any shares of Common Stock purchased or held for safekeeping under the Plan will be reinvested until such time as the participant withdraws such shares from the Plan or sells or transfers such shares. The Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends in respect of such fractions, as well as in respect of full shares, will be credited to participants' accounts and reinvested in shares of Common Stock under the Plan. Regular statements of account are provided for record keeping.

         The Plan also offers a "share safekeeping" service whereby participants may deposit their Common Stock certificates with the Administrator of the Plan and have their ownership of such Common Stock maintained on the Administrator's records as part of their Plan account.

         A participant may transfer, at any time and at no cost to the participant, all or a portion of the participant's shares held under the Plan to another person or persons.

                                 Administration

3.       Who administers the Plan?

         UMB Bank, n.a. (the "Administrator") serves as Administrator of the Plan. The Administrator will hold shares of Common Stock deposited in or acquired under the Plan, maintain the records of the Plan, mail statements of account to participants, and perform other duties related to the Plan. Participants may contact the Administrator in writing at:

                  UMB Bank, n.a.
                  Securities Transfer Division
                  P.O. Box 410064
                  Kansas City, Missouri 64141-0064

or by telephoning the Administrator at (816) 860-7891 between the hours of 8:00 A.M. and 4:30 P.M., Central Time. Written communications may also be sent to the Administrator by telefax at (816) 221-0438.


                                  Participation


4.       Who is eligible to participate in the Plan and how do I enroll?

         All holders of record of shares of Common Stock are eligible to participate in the Plan. If you are currently a shareholder of record, you may enroll in the Plan at any time by signing and returning an Authorization Card to the Administrator at the above address. If you are a beneficial owner of Common Stock whose shares are registered in names other than your own (e.g., broker), you must become a shareholder of record by having your shares transferred into your name in order to become eligible to participate in the Plan. To do so, you should contact the broker holding the shares and arrange to withdraw those shares in certificate form. Those certificates could then be deposited with the Administrator under the Share Safekeeping Service, described below in Question 17.

         The Company reserves the right to exclude any person from participation in the Plan upon giving notice of such exclusion by registered mail sent to such person's address as reflected on the Company's records. In addition, if it appears to the Company that any person is using or contemplating the use of the optional cash payment investment mechanism in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other shareholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any optional cash payment by or on behalf of such participant is tendered. Such optional cash payment (or the portion thereof not invested in shares of Common Stock) will be returned by the Administrator as promptly as practicable, without interest.

5.       Do I already have to own shares of Common Stock to join the Plan?

         If you are not a shareholder of record but are an employee of the Company, you may join the Plan by completing and signing a Direct Purchase Form and returning it to the Administrator together with an initial payment of not less than $50, which will be used to make an investment in Common Stock for your Plan account. As described in Question 16, payroll deductions may be used by Company employees to purchase additional shares of Common Stock under the Plan.

6.       How do I sign up for the different options available under the Plan?

         You may choose from a variety of services and options under the Plan, including (1) automatic reinvestment of dividends paid on shares of Common Stock, (2) optional cash payments of up to $10,000 per quarter, (3) a free custodial service for depositing Common Stock certificates with the Administrator for safekeeping, (4) the ability to sell shares of Common Stock through the Plan and (5) the ability to purchase your initial Plan shares directly under the Plan if you are an employee of the Company.

         The Authorization Card is used to indicate to the Administrator which dividend or optional cash payment options you have chosen for your Plan account. The Safekeeping Deposit Form is used to take advantage of the free custodian service for depositing Common Stock certificates with the Administrator for safekeeping. The Direct Purchase Form is used to purchase your initial Plan shares directly under the Plan if you are an employee of the Company. If you wish to sell shares of Common Stock through the Plan, please refer to Question 20.

         BY SIGNING THE AUTHORIZATION CARD, SAFEKEEPING DEPOSIT FORM OR DIRECT PURCHASE FORM, YOU ARE ACKNOWLEDGING THAT YOU RECEIVED A PLAN PROSPECTUS AND THAT YOU AGREE TO THE TERMS AND CONDITIONS CONTAINED HEREIN.

7.       When does participation in the Plan begin?

         If your completed Authorization Card is received by the Administrator no later than three (3) business days prior to a quarterly record date for a Common Stock dividend payment (dividend payment dates for the Company's Common stock generally have been on or about the fifteenth (15th) day of February, May, August and November), your participation in the Plan will begin with the Administrator's purchase of Common Stock with dividends on your behalf on that dividend payment date. A dividend payment date is referred to herein as an "Investment Date." See Question 11.

         If the Authorization Card is received by the Administrator after the quarterly record date for a dividend payment, dividends for that quarter will be paid in cash and the

Administrator's reinvestment of dividends on behalf of a participant will begin on the next dividend payment date.

         Any optional cash payments submitted with the Authorization Card will be invested on the next Investment Date, as described in Question 13.


                                      Costs

8.       What are the costs for shareholders who participate in the Plan?

         The Company will pay all fees, commissions and expenses in connection with the purchase of shares of Common Stock for participants in the Plan. The Company will also pay all costs of administration of the Plan, except when a participant sells shares held in the Plan. See Question 20.


                                    Purchases

9.       How many shares of Common Stock will be purchased for participants?

         The number of shares to be purchased for a participant on an Investment Date depends on three factors: the amount of the participant's dividend (after deducting any required income tax withholding) on his or her Plan shares, (ii) the extent of optional cash payments, if any, made by the participant, and (iii) the price of the shares of Common Stock purchased. Each participant's account will be credited with that number of shares, including partial shares, equal to the sum of the total amount of that participant's reinvested dividend plus the total amount of that participant's optional cash payment (if an optional cash payment is made), divided by the purchase price of the Common Stock. A participant may not direct the Administrator to purchase a specific number of shares for an account.

10. What will be the price of shares of Common Stock purchased under the Plan?

         The Administrator will purchase shares from the Company, to the extent that the Company makes shares available. The Administrator will purchase any other shares required for the Plan in the open market or from private sources. The price of shares purchased from the Company will be the average of the high and low sale prices of the Common Stock on the relevant Investment Date as published in The Wall Street Journal for NASDAQ National Market System transactions. The price of shares purchased in the open market or from private sources will be the weighted average cost of all shares so purchased in relation to the relevant Investment Date. Purchases of shares in the open market may be made over a period of several days.

11.      When is the Investment Date?

         For the reinvestment of dividends, the dividend payment date declared by the Board of Directors of the Company constitutes the "Investment Date" applicable to the reinvestment of such dividend. For the investment of optional cash payments, the Investment Date will be the fifteenth (15th) day of every calendar month except in any month in which the date on which dividends are to be paid is within five (5) calendar days of such date, in which case the Investment Date will be the same as the Investment Date for the reinvestment of dividends. If any Investment Date falls on a date when the NASDAQ National Market System (or any other exchange or inter-dealer quotation system on which the Common Stock is then listed or quoted) or the Administrator is not regularly open for business, the first day immediately following such date on which the NASDAQ National Market System (or such other exchange or system) or Administrator is open shall be the relevant Investment Date.

12.      When will shares be purchased?

         Shares acquired from the Company will be purchased for the accounts of the participants as of the close of business on the relevant Investment Date. Shares acquired in the open market or from private sources will be purchased promptly by the Administrator and in no event later than thirty (30) days after a relevant Investment Date. These purchases may be made on the NASDAQ National Market System (or on any other exchange or system on which the Common Stock is then listed or quoted) or in negotiated transactions, and are subject to such terms and conditions (including price and delivery) as the Administrator may determine to be acceptable. Dividend and voting rights will commence upon settlement, which is normally three (3) business days after the purchase whether from the Company or any other source. For the purpose of making purchases, the Administrator will commingle each participant's funds with those of all other participants.


                             Optional Cash Payments

13.      What are the optional cash payment features of the Plan?

         Participants may make optional cash investments of at least $50 per payment, up to a maximum of $10,000 per quarter. There is no obligation, however, to make any optional cash investments to participate in the Plan. Each month any optional cash payment received from a participant prior to an Investment Date for the month will be used by the Administrator to purchase additional shares of Common Stock for the account of such participant on such Investment Date. Any optional cash payment not received prior to an Investment Date in any month will be used by the Administrator to purchase additional shares for the account of the participant on the Investment Date in the following month. No interest will be paid on optional cash payments held pending reinvestment.

14.      How does a participant make optional cash payments?

         An optional cash payment may be made by a participant when enrolling by enclosing with the Authorization Form a personal check or money order payable to the Administrator. Thereafter a participant may make optional cash investments by delivering to the Administrator a written instruction (using the remittance form attached to the participant's account statement) and a personal check, money order or electronic funds transfer payable to "UMB Bank, n.a.". PARTICIPANTS SHOULD NOT SEND CASH. Prior to making electronic funds transfers, participants should contact the Administrator to obtain an electronic funds transfer instruction. A participant may arrange to have a set amount of funds invested once a month through electronic funds transfer from his or her predesignated account at a bank, saving association or other financial institution (a "Bank Account"). If a participant elects to make monthly investments by electronic funds transfers, the participant's Bank Account will be debited three (3) business days prior to the scheduled Investment Date. Some financial institutions charge for electronic funds transfers, and interested participants therefore should consult their own financial institutions for any applicable charges. No fee will be charged by the Administrator for investment by electronic funds transfer. Participants may vary the amount and timing of such electronic funds transfer investments from time to time upon written notice to the Administrator.

         Company employees also may make optional cash payments through payroll deductions, as described in Question 16.

15.      When should optional cash payments be made?

         Optional cash payments made by a participant and received prior to an Investment Date in any month will be invested on such Investment Date. Optional cash payments not received prior to an Investment Date will be held by the Administrator until the next Investment Date. No interest will be paid by the Administrator on any optional cash payments held pending reinvestment. The method of delivery of any cash investment is at the election of the participant and will be deemed received when actually received by the Administrator. If the delivery is by mail, it is recommended that the mailing be made sufficiently in advance of the relevant Investment Date.

16. How do Company employees use payroll deductions to make optional cash payments?

         Company employees may make optional cash investments under the Plan by having specified amounts (not less than $25 per month nor more than $10,000 per quarter) deducted from each pay check. To initiate payroll deduction, an employee participating in the Plan must complete, sign and return a Direct Purchase Form to the Company's Human Resources Department, where such forms are available upon request. Completed forms will be processed by the Human Resources Department, forwarded to the Administrator and will become effective as promptly as practicable.

         The Company will make payroll deductions from each payroll during the month. The Company will hold all funds so deducted for a particular month until the end of that month, and will then forward such funds to the Administrator. The Administrator will invest such funds in Common Stock beginning on the first Investment Date following receipt thereof by the Administrator.

         Because funds to be invested by payroll deduction are only transmitted to the Administrator once a month, participants using this investment option should recognize that, depending on the applicable pay date, funds deducted from a particular paycheck may not be forwarded to the Administrator for several weeks. No interest will be paid on amounts held by the Company or the Administrator pending investment.

         Participants may change the amount of payroll deduction or terminate payroll deduction by completing and submitting a new Direct Purchase Form to the Human Resources Department.


                           Safekeeping of Certificates

17.      What is the optional Share Safekeeping Service?

         Your stock certificates are valuable documents representing your investment and ownership in the Company. They should be kept in a secure place where they will be protected from loss, theft or destruction. The Plan's Share Safekeeping Service provides for such protection for your Common Stock certificates by allowing you to deposit all the certificates for Common Stock held by you with the Administrator for safekeeping. The Share Safekeeping Service keeps your Common Stock on deposit in your Plan account at no cost to you.

         At the time you enroll in the Plan, or at any later time, participants may use the Plan's Share Safekeeping Service to deposit all Common Stock certificates in your possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to your account under the Plan. Certificates deposited with the Administrator for safekeeping are treated in the same manner as shares purchased through the Plan, and may be sold or transferred through the Plan.

         To participate in the Share Safekeeping Service, you must complete and return a Safekeeping Deposit Form, along with all Common Stock certificates to be deposited, to the Administrator by registered, insured mail. THE CERTIFICATES SHOULD NOT BE ENDORSED.


                             Reports To Participants

18.      What kind of reports will be sent to participants in the Plan?

         Each participant in the Plan will receive a quarterly statement of account from the Administrator. Each participant making an optional cash payment will receive an updated statement after each such optional cash payment is invested. In each instance, the detailed statement will indicate, among other things, the number of shares purchased and the average cost per share. These statements are your continuing record of the cost of your purchases and SHOULD BE RETAINED FOR INCOME TAX PURPOSES. You will also receive the same communications as every other shareholder, including the Company's Annual Report, Notice of Annual Meeting and Proxy Statement. The Administrator will provide you with the necessary Internal Revenue Service information for reporting dividends on shares in your Plan account.


                             Certificates For Shares

19. Will certificates be issued for shares of Common Stock held in the Plan?

         Certificates for shares of Common Stock purchased under the Plan normally will not be issued to participants. The number of shares credited to a participant's account under the Plan will be shown on the participant's statement of account. This convenience protects against loss, theft or destruction of stock certificates.

         A certificate for any number of whole shares credited to an account under the Plan (whether purchased under the Plan or deposited with the Administrator for safekeeping) will be issued upon the written request of the participant. The issuance of such certificate will not terminate participation in the Plan. However, if a participant is not reinvesting his or her cash dividends other than on shares credited to the participant's account under the Plan, the issuance of a certificate for such shares will remove them from the Plan and the cash dividends on such shares will not be reinvested thereafter. Any full shares and fraction of a share not issued will continue to be credited to the participant's account and cash dividends on such shares will continue to be reinvested in Common Stock.

         Shares credited to the account of a participant under the Plan may not be pledged as collateral. A participant who wishes to pledge such shares must request that a certificate for such shares be issued to the participant in his or her name.

         Certificates for fractions of shares will not be issued under any circumstances.

20.      How does a participant sell shares held in the Plan?

         A participant may request the Administrator to sell any number of shares, including fractional shares, held in his Plan account at any time by giving written instructions to the Administrator. The Administrator will make the sale as soon as practicable following receipt of the request. If an account is in the name of joint tenants, each individual whose name is on the account must execute the request to sell shares. The participant or participants will receive the proceeds, less an administrative charge of $5.00 and all applicable brokerage commissions. Proceeds of shares sold through the Plan will be paid by check.

         If instructions for the sale of all shares credited to a Plan account are received on or after an ex-dividend date but before the related dividend payment date, the sale will not be processed until after the dividend payment date. The dividends on the shares will be reinvested on the dividend payment date and the shares purchased with the dividends will be included in the shares sold. If instructions for the sale of less than all shares are received on or after an ex-dividend date but before the related dividend payment date, the sale will be processed as soon as practicable and the dividend on the shares that have been sold, as well as the dividend on the shares remaining in the account, will be reinvested on the dividend payment date and the shares purchased will be credited to the Participant's account. The ex-dividend date is two business days prior to the record date and will normally be approximately two weeks before the dividend payment date.

21.      How does a participant transfer shares held in the Plan?

         If a participant wishes to transfer the ownership of all or part of the shares held in his or her Plan account to another person, whether by gift, private sale or otherwise, the participant may effect such transfer by mailing a properly completed and executed stock assignment (stock power) to the Administrator. Transfers of all or less than all of the participant's shares must be made in whole share amounts, unless the transfer is being made to another participant in the Plan, in which case fractional shares may be transferred. If the participant transfers all whole shares in his or her account, any remaining fractional share will remain in the account and dividends on the fractional share and any optional cash payment will be invested in Common Stock unless the participant instructs the Administrator to sell the fractional share or to terminate participation in the Plan, in which case the fractional share will be sold and the proceeds (less any sales commission and a handling charge of $5.00) will be mailed directly to the participant.

         Written requests for transfer sent to the Administrator must include the name(s), address and tax identification number of the transferee(s) and be accompanied by an executed stock assignment (stock power) with medallion signature guarantee. The signature(s) on the assignment must correspond with the name(s) on the account.

         If instructions for the transfer of all shares credited to a Plan account are received on or after an ex-dividend date but before the related dividend payment date, the transfer will not be processed until after the dividend payment date. The dividends on the shares will be reinvested on the dividend payment date and the shares purchased with the dividends will be included in the shares transferred. If instructions for the transfer of less than all shares are received on or after an ex-dividend date but before the related dividend payment date, the transfer will be processed as soon as practicable and the dividend on the shares that have been transferred, as well as the dividend on the shares remaining in the account, will be reinvested on the dividend payment date and the shares purchased will be credited to the participant's account.

         A stock certificate for the shares transferred will be issued to the transferee(s) and information pertaining to the Plan will be mailed to the transferee(s), unless the transferee(s) already participates in the Plan.


                                   Termination

22.      How does a participant terminate his or her participation in the Plan?

         A participant may terminate participation in the Plan by notifying the Administrator, in writing, that he or she wishes to terminate.

         A notice of termination is normally effective when it is received by the Administrator. However, if the notice is received on or after an ex-dividend date and before the related dividend payment date, the notice will be effective after the dividend payment date. The dividend paid on that date and any optional cash payment will be invested under the Plan. The notice will be processed after the participant's account has been credited with the shares purchased.

         Dividends paid after termination from the Plan will be paid in cash directly to the shareholder unless he or she elects to re-enroll in the Plan, which the shareholder may do at any time.

23.      How are shares distributed upon termination?

         When a participant terminates participation in the Plan, or upon termination of the Plan by the Company, a certificate for whole shares credited to his or her account under the Plan will be issued and a cash payment will be made for any fraction of a share based on the then current market price of the shares of Common Stock of the Company, less any sales commission and a handling charge of $5.00. Upon termination, the participant may request that all of the shares, both whole and fractional, credited to his or her account in the Plan be sold.

                                Other Information

24.      Does participation in the Plan involve any risk?

         The Plan itself creates no additional risk. The risk to participants is the same as with any other investment of shares of Common Stock of the Company. It is important to recognize, however, that participants do not have control over the price or the time at which Common Stock is purchased or sold for their Plan accounts and participants therefore bear the market risk associated with fluctuations in the price of Common Stock during the period that their investment instructions are being processed by the Administrator. Participants also must recognize that neither the Company nor the Administrator can assure a profit or protect against loss on the shares purchased under the Plan.

25. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering?

         Any shares distributed by the Company as a stock dividend on shares credited to a participant's account, or upon any split of such shares, will be credited to the participant's account and held by the Administrator for safekeeping. Stock dividends distributed on shares registered in the name of a participant that are not held by the Administrator under the Plan, as well as shares distributed on account of any split of such shares, will be mailed directly to the shareholder. In a rights offering, a participant's entitlement will be based upon his or her total holdings, including shares credited to the participant's account under the Plan. Except for the rights provided for by the Shareholder Rights Plan (see "Description of Capital Stock - Common Share Purchase Rights" below), rights applicable to shares credited to a participant's account under the Plan will be applied as an optional cash payment to purchase shares of Common Stock on the next date shares are purchased under the Plan.

26.      How will a participant's shares be voted at shareholder meetings?

         All shares held in the Plan for a participant will be voted as the participant directs on a proxy which will be furnished to the participant. If a participant does not return that proxy or vote in person at the meeting, such shares will not be voted.

27.      What is the responsibility of the Company and Administrator?

         In administering the Plan, neither the Company, the Administrator nor any agent will be liable for any action done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising (a) with respect to the prices at which shares are purchased or sold for your account and the times when such purchases or sales are made, or (b) for any fluctuation in the market value after purchase or sale of shares, or (c) for continuation of your account until receipt by the Administrator of written notice of termination or written evidence of your death. Nothing in the above paragraph shall be deemed to constitute a waiver of any rights that you might have under the Securities Act of 1933 or other applicable federal laws.

28.      May the Plan be changed?

         The Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to all participants. Any uninvested funds held by the Administrator at the time of any suspension or termination of the Plan will be remitted by the Administrator to the participants.

           ---------------------------------------------------------

                         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, a participant in the Plan must include as taxable income the amount of the cash dividend (before deduction of any required income tax withholding) that would have been received if the dividend had not been reinvested in Common Stock. The information return sent to participants and the Internal Revenue Service at year-end (Form 1099-DIV) will include such dividends. The tax basis per share for shares of Common Stock acquired pursuant to the Plan is equal to the purchase price per share as described in Question 10, plus any brokerage commissions paid by the Company. Brokerage commissions paid by the Company on a participant's behalf in acquiring Common Stock for his or her account are treated as distributions subject to income tax in the same manner as dividends. The information return sent to participants and the Internal Revenue Service at year-end (Form 1099-DIV) will include such brokerage commissions paid on behalf of the participants.

         For purposes of measuring capital gains, a participant's holding period for shares of Common Stock acquired pursuant to the Plan will begin on the day following the purchase of such shares.

         A participant will realize gain or loss when shares are sold or transferred in a taxable transaction and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share credited to the participant's account upon termination of his or her participation in the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis therefor.

         As described below in "Description of Capital Stock - Common Share Purchase Rights", shares of Common Stock purchased under the Plan have Rights attached. Depending upon the circumstances, participants may recognize taxable income in the event that the Rights become exercisable or are exercised for shares of Common Stock or for common stock of an acquiring company. Redemption of the Rights by the Company also would be a taxable event.

         The federal income tax discussion set forth above is included for general information only. Participants should consult their tax advisors with respect to the tax consequences of participation in the Plan and the sale or transfer of shares purchased under the Plan.


                          DESCRIPTION OF CAPITAL STOCK

         The following statements contain, in summary form, certain information relating to the capital stock of the Company. They do not purport to be complete, and are intended to outline the information presented in general terms only. Such statements are subject to the provisions of the Company's Restated and Amended Articles of Incorporation (the "Restated Articles") and the Common Share Purchase Rights described herein.

         The authorized capital stock of the Company consists of 1,000,000 shares of Serial Preferred Stock, no par value (the "Preferred Stock") (none of which have been issued), and 120,000,000 shares of Common Stock, no par value.

COMMON STOCK

         All issued and outstanding shares of Common Stock are, and any shares issued by the Company pursuant to this offering will be, validly issued, fully paid, and non-assessable. Holders of Common Stock have one vote for each share held and are not entitled to cumulate their votes for the election of directors. Shares of Common Stock are not subject to redemption and the holders of such shares do not have preemptive rights. Holders of shares of Common Stock are entitled to share ratably in the assets of the Company legally available for distribution to holders of Common Stock in the event of liquidation, dissolution, or winding up of the Company. The holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors of the Company.

COMMON SHARE PURCHASE RIGHTS

         Each share of Common Stock issued prior to the occurrence of certain takeover events has a Common Share Purchase Right (a "Right") attached in accordance with the terms of a Shareholder Rights Plan adopted by the Board of Directors of the Company on June 14, 1989. The Rights do not become exercisable and do not separate from the shares of Common Stock until the occurrence of such takeover events. Each Right, when it becomes exercisable, entitles the holder to purchase one share of Common Stock at a price of $55 per Right, or to purchase additional shares of Common Stock or the common shares of the acquiring company having a market value of two times the exercise price of the Right, depending upon the circumstances.

         Under certain circumstances, Rights beneficially owned by a person or a group of affiliated or associated persons who have acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock become null and void. The Rights may be redeemed by the Company at a price of $.01 per Right and expire on June 14, 1999.

PREFERRED STOCK

         The Board of Directors is empowered by the Restated Articles to issue, from time to time, one or more series of the authorized Preferred Stock without shareholder approval. The authorized but unissued shares of Preferred Stock may be issued with such designations, preferences or rights, and have the qualifications, limitations or restrictions thereon, as may be fixed and determined by resolution of the Company's Board of Directors. Therefore, shares of Preferred Stock could have rights that would cause such shares to be superior to the Common Stock with respect to such matters as voting, dividends and liquidation.

REGISTRAR AND TRANSFER AGENT

         UMB Bank, n.a., Kansas City, Missouri, is the Registrar and Transfer Agent for the Common Stock of the Company.


                                 INDEMNIFICATION

         Consistent with Iowa law, Article X of the Restated Articles provides that the Company will indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful. Article X of the Restated Articles also eliminates the personal liability of each director to the full extent permitted by law. The Company maintains standard director's and officer's liability coverage for its directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions of the Restated Articles or under insurance policies of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                            LEGAL OPINION AND EXPERTS

         The legality of the original issued shares of Common Stock registered hereby has been passed upon for the Company by Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., Des Moines, Iowa. Kenneth H. Haynie, a shareholder with such law firm, has been a member of the Board of Directors of the Company since 1987. Mr. Haynie is considered to be the beneficial owner (as defined in the Act) of 436,431 shares of Common Stock of the Company. In addition, other lawyers in said law firm beneficially own an aggregate of 5,234 shares of Common Stock of the Company.

         The financial statements included in the Company's Annual Report on Form 10-K as of April 30, 1997 and 1996 and for each of the years in the three-year period ended April 30, 1997 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

                                     [CASEY'S LOGO]








                          CASEY'S GENERAL STORES, INC.


                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


                                  Common Stock

                               --------------------

                                   PROSPECTUS
                               --------------------


         No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and if given or made such information and representations must not be relied upon as having been authorized by Casey's General Stores, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Common Stock offered hereby in any State to any person to whom it is unlawful to make such offer in such State. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Casey's General Stores, Inc. since the date hereof.





                            Dated September 11, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14.  Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the issuance and distribution of the Common Stock are as follows:

         Registration fee--Securities and Exchange Commission        $ 3,598
         Legal fees and expenses                                     $10,000
         Printing expenses                                           $ 1,500
         Miscellaneous expenses                                      $ 1,000
                                                                    ----------
                           TOTAL                                     $16,098



         ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 490.851 of the Iowa Business Corporation Act ("IBCA") grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Section B of Article X of the Registrant's Restated and Amended Articles of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Section 490.851 of the IBCA, subject to certain limited exceptions including that no such indemnification shall be provided for any proceeding wherein it shall be determined by final judicial decision that such director or officer is liable (i) for a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve any intentional misconduct or knowing violation of the law, (iii) for a transaction from which the director derives an improper personal benefit or (iv) under former Section 496A.44 (comparable to current Section 490.833) of the IBCA related to liability for unlawful distributions.

         Section 490.832 of the IBCA permits corporations to adopt a provision in the articles of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director of the corporation to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Section A of Article X of the Registrant's Restated and Amended Articles of Incorporation eliminates the personal liability of each director except for liability (i) for a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve any intentional misconduct or knowing violation of the law, (iii) for a transaction from which the director derives an improper personal benefit or (iv) under former Section 496A.44 (comparable to current Section 490.833) of the IBCA related to liability for unlawful distributions.

         Section B of Article X further provides that the Registrant may, but is not required to, maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant against any expense, liability or loss whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the IBCA. The Registrant carries standard directors' and officers' liability coverage for its directors and officers. Subject to certain limitations, the policy reimburses the Registrant for liabilities indemnified under Article X and indemnifies directors and officers against additional liabilities not indemnified under Article X.

         The foregoing statements are subject to the detailed provisions of Sections 490.832, 490.833 and 490.851 of the IBCA and Article X of the Registrant's Restated and Amended Articles of Incorporation, as applicable.


         ITEM 16.  EXHIBITS.

         Exhibit No.         Exhibit
         --------------      ---------
         4.2                 Rights Agreement between Casey's General Stores,
                             Inc. and United Missouri Bank of Kansas City, N.A.,
                             as Rights Agent, relating to Common Share Purchase
                             Rights (1) and amendments thereto (2), (3), (4)

         4.3                 Note Agreement dated as of February 1, 1993 between
                             Casey's General Stores, Inc. and Principal
                             Mutual Life Insurance Company and Nippon Life
                             Insurance Company of America (5) and First
                             Amendment thereto (6)

         4.4 Note Agreement dated as of December 1, 1995 between Casey's General Stores, Inc. and Principal
                             Mutual Life Insurance Company (6)

         5                   Opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith
                             & Allbee, P.C.

         23(a)               Consent of Ahlers, Cooney, Dorweiler, Haynie, Smith
                             & Allbee, P.C. (included as part of the opinion being filed as Exhibit 5)

         23(b)               Consent of KPMG Peat Marwick LLP






         99                  Cautionary Statement Relating to Forward-Looking
                             Statements (7)


-------------------------------------

         (1) Incorporated by reference from the Registration Statement on Form 8-A filed June 19, 1989 (0-12788).

         (2) Incorporated by reference from the Form 8 (Amendment No. 1 to the Registration Statement on Form 8-A filed June 19, 1989), filed September 10, 1990.

         (3) Incorporated by reference from the Form 8-A/A (Amendment No. 3 to the Registration Statement on Form 8-A filed June 19, 1989), filed March 30, 1994.

         (4) Incorporated by reference from the Form 8-A12G/A (Amendment No. 2 to the Registration Statement on Form 8-A filed June 19, 1989), filed July 29, 1994.

         (5) Incorporated by reference from the Current Report on Form 8-K filed February 18, 1993.

         (6) Incorporated by reference from the Current Report on Form 8-K filed January 11, 1996.

         (7) Incorporated by reference from the Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1997.


         ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the Registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) hereof if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ankeny, State of Iowa, on September 4, 1997.

                                          CASEY'S GENERAL STORES, INC.

                                      By: /s/ Donald F. Lamberti
                                          -------------------------------
                                          Donald F. Lamberti, Chief Executive
                                          Officer and Chairman of the Board
                                          (Principal Executive Officer)






         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 4, 1997               By:      /s/ Donald F. Lamberti
                                               -------------------------------
                                               Donald F. Lamberti
                                               Chief Executive Officer,
                                               Chairman of the Board
                                               (Principal Executive Officer)


Date: September 5, 1997               By:      /s/ Ronald M. Lamb
                                               -------------------------------
                                               Ronald M. Lamb
                                               President and Chief Operating
                                               Officer, Director

Date: September 5, 1997                By:      /s/ Douglas K. Shull
                                                -------------------------
                                                Douglas K. Shull
                                                Treasurer, Director
                                                (Principal Financial Officer
                                                 and Principal
                                                 Accounting Officer)


Date: September 5, 1997                By:      /s/ John G. Harmon
                                                -------------------------------
                                                John G. Harmon
                                                Secretary, Director


Date: September 5, 1997                By:      /s/ Patricia Clare Sullivan
                                                -------------------------------
                                                Patricia Clare Sullivan
                                                Director


Date: September 5, 1997                By:      /s/ Kenneth H. Haynie
                                                -------------------------------
                                                Kenneth H. Haynie
                                                Director


Date: September 4, 1997                By:      /s/ John R. Fitzgibbon
                                                -------------------------------
                                                John R. Fitzgibbon
                                                Director


Date: ---------------                  By:      -------------------------------
                                                Jack P. Taylor
                                                Director

                                  EXHIBIT INDEX


Exhibit Number        Document                                     Page
--------------        -------------                                ----
         5            Opinion of Ahlers,
                      Cooney, Dorweiler, Haynie,
                      Smith & Allbee, P.C.

         23(a)        Consent of Ahlers, Cooney,
                      Dorweiler, Haynie, Smith &
                      Allbee, P.C. (included as part
                      of the opinion being filed as Exhibit 5)

         23(b)        Consent of KPMG Peat Marwick LLP


